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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Unitrode Corporation on Form S-8 of our report dated February 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Unitrode Corporation and Consolidated Subsidiaries as of January 31, 1997 and 1996 and for each of the three years in the period ended January 31, 1997, which report is included in the Annual Report on Form 10-K of Unitrode Corporation for the year ended January 31, 1997.

                                        /s/ COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
September 9, 1997